Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-81263) and related Prospectus of Komag, Incorporated for the registration of its securities and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 3, 1999.



                                               /s/ Ernst & Young LLP



San Jose, California
December 16, 1999